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Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is effective as of July 26, 2018 (the “Effective Date”) by and among, (i) Aceras BioMedical LLC, a Delaware limited liability company (“Aceras”), in its capacity as Stockholder Representative for the former stockholders (the “Stockholders”) of Huxley Pharmaceuticals, Inc., a Delaware corporation (“Huxley”), that are a party to the SPA (as such term is defined below), (ii) BioMarin Pharmaceutical Inc., a Delaware corporation (“BioMarin”), and (iii) Catalyst Pharmaceuticals, Inc. (f/k/a Catalyst Pharmaceutical Partners, Inc.), a Delaware corporation (“Catalyst”). Aceras, BioMarin, and Catalyst may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of October 20, 2009, by and among BioMarin, Huxley, and the Stockholders (the “Original SPA”), as amended by the First Amendment to Stock Purchase Agreement, dated March 26, 2010 (“SPA Amendment 1”), and the Second Amendment to Stock Purchase Agreement, dated October 26, 2012 (“SPA Amendment 2”), (the Original SPA, as amended by SPA Amendment 1 and SPA Amendment 2, the “SPA”), the Stockholders sold, assigned, transferred and delivered to BioMarin, and BioMarin purchased and acquired from the Stockholders, all right, title and interest in and to all of the issued and outstanding shares of capital stock of Huxley;

WHEREAS, pursuant to Section 1.4 of the SPA, BioMarin was obligated to make contingent payments (the “SPA Milestone Payments”) to the Stockholders if certain regulatory and commercial milestones (the “SPA Milestones”) were met before April 20, 2018 (the “SPA Milestones Expiration Date”);

WHEREAS, pursuant to that certain License Agreement, dated as of October 26, 2012, as amended April 8, 2014, by and between BioMarin and Catalyst (the “License Agreement”), BioMarin licensed to Catalyst certain technology and granted to Catalyst certain rights previously acquired by BioMarin as part of its acquisition of Huxley under the SPA;

WHEREAS, pursuant to Sections 3.3, 6.2, and 7.5 of the License Agreement and Exhibit F thereto, Catalyst is obligated to satisfy BioMarin’s obligations or allow BioMarin to satisfy its obligations to the Stockholders under the SPA that are related to the subject matter of the License Agreement, including without limitation, make the SPA Milestone Payments if they are required to be made under the terms of the SPA;

WHEREAS, the SPA Milestones described in Sections 1.4(g) and 1.4(h) of the SPA did not occur before the SPA Milestones Expiration Date, and therefore, the related SPA Milestone Payments were not payable and have expired by their terms;

WHEREAS, disputes arose among the Parties regarding the Parties’ respective obligations related to the SPA Milestones and SPA Milestone Payments described in Sections 1.4(g) and 1.4(h) of the SPA, and, in order to fully resolve such disputes, the Parties have entered into this Agreement; and

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WHEREAS, Aceras and Catalyst desire to establish two new regulatory milestones, as further described below in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	RELATION TO OTHER AGREEMENTS

1.1.	This Agreement does not amend either the SPA or the License Agreement.

1.2.

The SPA continues in full force and effect in accordance with its terms and continues to be an agreement between BioMarin and the Stockholders. The rights granted to Catalyst under Section 5.11(b) (Noncompetition) of the SPA remain in full force and effect, and Catalyst continues to be a third-party beneficiary of Section 5.11(b) (Noncompetition) of the SPA.

1.3.

The License Agreement continues in full force and effect in accordance with its terms, including without limitation, Section 15.14 (Non Compete) of the License Agreement, and continues to be an agreement between BioMarin and Catalyst.

2.	SETTLEMENT, DISCLAIMER, AND RELEASE

2.1.

Settlement. The Parties agree that by entering into this Agreement they are resolving all outstanding disputes concerning the Parties’ respective obligations related to the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA that have arisen since the beginning of time through the Effective Date and will take all necessary steps to stop and abandon any presently existing efforts to continue with any such disputes. For the avoidance of doubt, this Agreement does not limit the rights of the Stockholders to enforce this Agreement against Catalyst if the milestones set forth in Section 3 of this Agreement are met and the related payments set forth in Section 3 of this Agreement are not made when due. For the avoidance of doubt, BioMarin shall not be liable to any other Party or Third Party, and no other Party or Third Party shall seek recourse against BioMarin, for any matter relating to, based upon, or arising out of the milestones and milestone payments set forth in Section 3 of this Agreement. For purposes of this Agreement, “Third Party” means any Person other than a Party or an Affiliate of a Party.

2.2.

Disclaimer. Nothing contained in this Agreement, nor any actions taken by any Party in connection with this Agreement, shall constitute, be construed as, or be deemed to be an admission of any kind whatsoever on the part of any of the Parties. Each of the Parties expressly denies any fault, wrongdoing, or liability to each other and, by entering into this Agreement, intends to avoid potential litigation with respect to the matters covered by this Agreement.

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2.3.	Releases.

2.3.1.

Definitions. For purposes of this Agreement, “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” will refer to: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of 50% or more of the voting securities of such entity. For purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

2.3.2.

Release of Certain Claims by Aceras and the Stockholders in Favor of BioMarin and Catalyst. For and in consideration of the agreements set forth herein, Aceras, on its own behalf and on behalf of the Stockholders, for itself, for the Stockholders, for their Affiliates, and for each of its present and former directors, officers, shareholders, members, managers, agents, attorneys, and successors, and anyone claiming by or through it, (the “Huxley Parties”) do herewith now and forever absolutely, unconditionally and irrevocably release, indemnify and discharge BioMarin and Catalyst, and each of their present and former Affiliates, directors, officers, shareholders, members, managers, agents, attorneys, and successors, and anyone claiming by or through them (all of the foregoing being referred to as the “BioMarin Released Parties” and the “Catalyst Released Parties” respectively) from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that any of the Huxley Parties ever had, now have or hereafter may possibly have, against the BioMarin Released Parties and the Catalyst Released Parties based upon or by reason of any matter, cause or thing resulting from, arising out of or incurred with respect to, or alleged to result from, arise out of or be incurred with respect to, acts or omissions to act of any nature and kind whatsoever by any of the BioMarin Released Parties or the Catalyst Released Parties that both (a) occurred, in whole or in part, prior to or as of the Effective Date of this Agreement, and (b) are based upon, or arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA (the “Huxley Released Claims”). For the avoidance of doubt, the following claims are not released hereunder: (x) claims that are not based upon, or do not arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA, and (y) claims for enforcement of the terms of this Agreement. Each of the Huxley Parties releases and discharges the BioMarin Released Parties and the Catalyst Released Parties from any and all claims that relate to the Huxley Released Claims, and they

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specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims that relate to the Huxley Released Claims is asserted against the BioMarin Released Parties or the Catalyst Released Parties, arising, in whole or in part, from any event which occurred as of and through the date of this Agreement. If any of the Huxley Parties violate this Agreement by instituting a lawsuit or other action that relates to the Huxley Released Claims against the BioMarin Released Parties or the Catalyst Released Parties (other than a lawsuit to enforce this Agreement), each of the Huxley Parties, jointly and severally, agrees that it will pay all reasonable costs and expenses of defending against the suit incurred by the BioMarin Released Parties or the Catalyst Released Parties, including reasonable attorney’s fees. Each of the Huxley Parties agrees that it will not assert or file any claim, complaint, charge, suit, or action against any of the parties they have released hereunder relating to or arising out of any of the Huxley Released Claims. In the event that any claim, complaint, charge, suit, or action is asserted or filed in breach of this section (collectively, an “Aceras Claim-In-Breach”), each affected BioMarin Released Party or Catalyst Released Party shall be entitled to deliver this Agreement to the court in which such suit has been brought seeking a dismissal of such suit, and it will be a bar to such suit. Further, the party that has brought an Aceras Claim-In-Breach shall be obligated to reimburse the BioMarin Released Party or Catalyst Released Party against whom such suit has been brought in violation of this section for all reasonable costs and attorney’s fees that the BioMarin Released Party or the Catalyst Released Party incurs in investigating and defending against such Aceras Claim-In-Breach, whether incurred by such BioMarin Released Party or Catalyst Released Party prior to the filing of any claim in any tribunal, or prior to any trial or hearing, or at trial, or on appeal. The Huxley Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which such party now believes to be true with respect to any and all of the Huxley Released Claims, and no such additional fact shall affect the validity or enforceability of this Agreement and the release contemplated hereby.

2.3.3.

Release of Certain Claims by Catalyst in Favor of BioMarin and the Stockholders. For and in consideration of the agreements set forth herein, Catalyst, for itself and its Affiliates, and for each of its present and former directors, officers, shareholders, members, managers, agents, attorneys, and successors, and anyone claiming by or through it, (the “Catalyst Parties”) does herewith now and forever absolutely, unconditionally and irrevocably release, indemnify and discharge the BioMarin Released Parties and the Stockholders, and each of the Stockholders’ present and former Affiliates, directors, officers, shareholders, members, managers, agents, attorneys, and successors, and anyone claiming by or through them (all of the foregoing being referred to as the “Huxley Released Parties”) from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent,

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known or unknown, liquidated or unliquidated, that any of the Catalyst Parties ever had, now have or hereafter may possibly have, against the BioMarin Released Parties and the Huxley Released Parties based upon or by reason of any matter, cause or thing resulting from, arising out of or incurred with respect to, or alleged to result from, arise out of or be incurred with respect to, acts or omissions to act of any nature and kind whatsoever by any of the BioMarin Released Parties or the Huxley Released Parties that both (a) occurred, in whole or in part, prior to or as of the Effective Date of this Agreement, and (b) are based upon, or arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA (the “Catalyst Released Claims”). For the avoidance of doubt, the following claims are not released hereunder: (x) claims that are not based upon, or do not arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA, and (y) claims for enforcement of the terms of this Agreement. Each of the Catalyst Parties releases and discharges the BioMarin Released Parties and the Huxley Released Parties from any and all claims that relate to the Catalyst Released Claims, and they specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims that relate to the Catalyst Released Claims is asserted against the BioMarin Released Parties or the Huxley Released Parties, arising, in whole or in part, from any event which occurred as of and through the date of this Agreement. If any of the Catalyst Parties violate this Agreement by instituting a lawsuit or other action that relates to the Catalyst Released Claims against the BioMarin Released Parties or the Huxley Released Parties (other than a lawsuit to enforce this Agreement), each of the Catalyst Parties, jointly and severally, agrees that it will pay all reasonable costs and expenses of defending against the suit incurred by the BioMarin Released Parties or the Huxley Released Parties, including reasonable attorney’s fees. Each of the Catalyst Parties agrees that it will not assert or file any claim, complaint, charge, suit, or action against any of the parties they have released hereunder relating to or arising out of any of the Catalyst Released Claims. In the event that any claim, complaint, charge, suit, or action is asserted or filed in breach of this section (collectively, a “Catalyst Claim-In-Breach”), each affected BioMarin Released Party or Huxley Released Party shall be entitled to deliver this Agreement to the court in which such suit has been brought seeking a dismissal of such suit, and it will be a bar to such suit. Further, the party that has brought a Catalyst Claim-In-Breach shall be obligated to reimburse the BioMarin Released Party or Huxley Released Party against whom such suit has been brought in violation of this section for all reasonable costs and attorney’s fees that the BioMarin Released Party or the Huxley Released Party incurs in investigating and defending against such Catalyst Claim-In-Breach, whether incurred by such BioMarin Released Party or Huxley Released Party prior to the filing of any claim in any tribunal, or prior to any trial or hearing, or at trial, or on appeal. The Catalyst Parties

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acknowledge that they may hereafter discover facts different from, or in addition to, those which such party now believes to be true with respect to any and all of the Catalyst Released Claims, and no such additional fact shall affect the validity or enforceability of this Agreement and the release contemplated hereby.

2.3.4.

Release of Certain Claims by BioMarin in Favor of Catalyst and the Stockholders. For and in consideration of the agreements set forth herein, BioMarin, for itself and its Affiliates, and for each of its present and former directors, officers, shareholders, members, managers, agents, attorneys, and successors, and anyone claiming by or through it, (the “BioMarin Parties”) does herewith now and forever absolutely, unconditionally and irrevocably release, indemnify and discharge the Catalyst Released Parties and the Huxley Released Parties from any and all claims, demands, rights, actions, suits, proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that any of the BioMarin Parties ever had, now have or hereafter may possibly have, against the Catalyst Released Parties and the Huxley Released Parties based upon or by reason of any matter, cause or thing resulting from, arising out of or incurred with respect to, or alleged to result from, arise out of or be incurred with respect to, acts or omissions to act of any nature and kind whatsoever by any of the Catalyst Released Parties or the Huxley Released Parties that both (a) occurred, in whole or in part, prior to or as of the Effective Date of this Agreement, and (b) are based upon, or arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA (the “BioMarin Released Claims”). For the avoidance of doubt, the following claims are not released hereunder: (x) claims that are not based upon, or do not arise out of, the SPA Milestones and/or SPA Milestone Payments described in Sections 1.4(g) and/or 1.4(h) of the SPA, and (y) claims for enforcement of the terms of this Agreement. Each of the BioMarin Parties releases and discharges the Catalyst Released Parties and the Huxley Released Parties from any and all claims that relate to the BioMarin Released Claims, and they specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims that relate to the BioMarin Released Claims is asserted against the Catalyst Released Parties or the Huxley Released Parties, arising, in whole or in part, from any event which occurred as of and through the date of this Agreement. If any of the BioMarin Parties violate this Agreement by instituting a lawsuit or other action that relates to the BioMarin Released Claims against the Catalyst Released Parties or the Huxley Released Parties (other than a lawsuit to enforce this Agreement), each of the BioMarin Parties, jointly and severally, agrees that it will pay all reasonable costs and expenses of defending against the suit incurred by the Catalyst Released Parties or the Huxley Released Parties, including reasonable attorney’s fees. Each of the BioMarin Parties agrees that it will not assert or file any claim, complaint, charge, suit, or action against any of the parties they have

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released hereunder relating to or arising out of any of the BioMarin Released Claims. In the event that any claim, complaint, charge, suit, or action is asserted or filed in breach of this section (collectively, a “BioMarin Claim-In-Breach”), each affected Catalyst Released Party or Huxley Released Party shall be entitled to deliver this Agreement to the court in which such suit has been brought seeking a dismissal of such suit, and it will be a bar to such suit. Further, the party that has brought a BioMarin Claim-In-Breach shall be obligated to reimburse the Catalyst Released Party or Huxley Released Party against whom such suit has been brought in violation of this section for all reasonable costs and attorney’s fees that the Catalyst Released Party or Huxley Released Party incurs in investigating and defending against such BioMarin Claim-In-Breach, whether incurred by such Catalyst Released Party or Huxley Released Party prior to the filing of any claim in any tribunal, or prior to any trial or hearing, or at trial, or on appeal. The BioMarin Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which such party now believes to be true with respect to any and all of the BioMarin Released Claims, and no such additional fact shall affect the validity or enforceability of this Agreement and the release contemplated hereby.

3.	CATALYST MILESTONES

3.1.

Milestone Payments. Catalyst shall directly pay to the Stockholders any payment that may become due to the Stockholders pursuant to the provisions of this Section 3.1 within thirty (30) days of the date such payment becomes due as provided herein, and each Stockholder shall receive only that portion of each contingent payment that is the product of (A) the aggregate amount payable to the Stockholders, and (B) the earnout percentage set forth opposite such Stockholder’s name on Exhibit 3.2 to this Agreement. All payments to the Stockholders under this Section 3.1 are one-time payments, and once a payment is triggered under a subsection of this Section 3.1, no further or other payment shall be triggered under such subsection, regardless of the number of times the described event occurs. For the sake of clarity, in no event will the total amount payable under this Section 3.1 exceed an aggregate of Two Million Dollars (US $2,000,000).

3.1.1.	Execution. Upon execution of this Agreement, Catalyst shall pay to the Stockholders an aggregate of One Million Dollars (US $1,000,000).

3.1.2.

NDA Approval. Upon first receipt of an approval by Catalyst or any Affiliate or Sublicensee (as such term is defined in the SPA) of Catalyst of an NDA (as such term is defined in the SPA) for a Product (as such term is defined in the SPA), Catalyst shall pay to the Stockholders an aggregate of One Million Dollars (US $1,000,000).

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4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1.	Representations and Warranties by Each Party. Each Party represents and warrants, and covenants, as applicable, to the other Parties as of the Effective Date that:

(a)

Organization; Power and Authority. Such Party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date, or conflict with the rights granted to any Third Party;

(b)

Due Execution. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity;

(c)	Authorization. Such Party has taken all action necessary to authorize the execution and delivery of this Agreement;

(d)

Consents. Such Party has obtained all necessary consents, approvals, and authorizations of all regulatory authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)

No Litigation. There is no action or proceeding pending or, to the knowledge of such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement; and

(f)

No Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not and will not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is or will be bound.

4.2.	Representations and Warranties by Aceras. Aceras represents and warrants to each of BioMarin and Catalyst as of the Effective Date that:

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(a)

Authority to Bind the Stockholders. Aceras has the power, authority and legal right to bind the Stockholders pursuant to any section of this Agreement under which Aceras agrees to anything on behalf of the Stockholders.

(b)

No Withholding Required. No U.S. federal income tax withholding is required for the payment that Catalyst is required to make to the Stockholders under Section 3.1.1 of this Agreement. Further, the Stockholders shall provide Catalyst with updated W-9s and W-8BENs, as applicable, if and when a second payment becomes due to the Stockholders under Section 3.1.2 of this Agreement. In that regard, Aceras agrees, if it is asserted by the Internal Revenue Service (“IRS”) that Catalyst was obligated to withhold on any payments made under Section 3.1 of this Agreement and to remit such amounts to the IRS, it will indemnify Catalyst for any amounts that Catalyst becomes obligated to remit to the IRS (including any applicable interest and penalties) relating to such payments.

5.	TERM

5.1.	Term. The term of this Agreement will commence as of the Effective Date and will continue indefinitely.

6.	GENERAL PROVISIONS

6.1.

Assignment. No Party may assign its rights and obligations under this Agreement without the prior written consent of the other Parties, except that: (a) any Party may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of the other Parties; and (b) any Party may assign this Agreement in connection with a change of control transaction or sale of substantially all the assets to which this Agreement relates; provided, that any such permitted assignee assumes all obligations of its assignor under this Agreement. The assigning Party will provide the other Parties with prompt written notice of any such assignment. No permitted assignment will relieve the assignor of liability for its obligations hereunder. Any attempted assignment in contravention of the foregoing will be void.

6.2.

Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

6.3.	Governing Law; Disputes.

6.3.1.

Governing Law. This Agreement will be governed by and construed under the laws in effect in the State of New York, United States of America, without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.

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6.3.2.	Disputes.

(a)

Arbitration. Any dispute arising under this Agreement or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS Streamlined Arbitration Rules and Procedures then in effect (the “JAMS Rules”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a single, neutral arbitrator who shall have experience with respect to the matter(s) to be arbitrated. If, within thirty (30) days after initiation of arbitration, the Parties are unable to agree on a single arbitrator, the arbitrator shall be appointed by JAMS. The place of arbitration shall be New York City, New York. Any Party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or similar damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if the arbitrator determines that such payments are not due.

6.4.

Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Parties. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

6.5.

Relationship of the Parties. Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between the Parties, or to constitute one Party as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or

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any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other Parties.

6.6.	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.7.

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by written notice):

If to Aceras:

Aceras BioMedical, LLC

325 East 41st Street, Suite 107

New York, NY 10017

Attention: Matthew Wyckoff, M.D.

If to BioMarin:

BioMarin Pharmaceutical, Inc.

105 Digital Drive

Novato, Ca 94949

Attention: G. Eric Davis, Esq., EVP & General Counsel

If to Catalyst:

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 1250

Coral Gables, FL 33131

Attention: Patrick J McEnany, CEO

6.8.

No Third Party Beneficiary Rights. Except as expressly provided in this Agreement, this Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including, without limitation, any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

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6.9.

Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersede all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter.

6.10.	Headings. The headings to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

6.11.

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein”, “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) unless otherwise specified, all references herein to Sections will be construed to refer to Sections of this Agreement, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

6.12.

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

6.13.

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

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6.14.

Counterparts. The Agreement may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACERAS BIOMEDICAL, LLC On Behalf of Itself and for All Stockholders

By:	/s/ John Liatos

	Name:	John Liatos

	Title:	Member

	Date:	July 27, 2018

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ G. Eric Davis

	Name:	G. Eric Davis

	Title:	EVP, General Counsel

	Date:	July 26, 2018

CATALYST PHARMACEUTICALS, INC.

By:	/s/ Patrick J. McEnany

	Name:	Patrick J. McEnany

	Title:	Chairman, President and CEO

	Date:	July 27, 2018

Signature Page to Aceras-BioMarin-Catalyst Settlement Agreement

EXHIBIT 3.2

Stockholder Name	Earnout Percentage
Aceras BioMedical, LLC	92.5%

Richard Stewart	5.25%

Anthony Clarke	2.25%
TOTALS:	100.00%